  Exhibit 10.1

CONSENT TO ACTION BY SHAREHOLDER OF
AMERICAN RESOURCES CORPORATION
WITHOUT A MEETING

WHEREAS, the undersigned (“Shareholders”), are shareholders of American Resources Corporation, a Florida corporation (the “Company”), who own 14,336,136 shares of Class A Common Stock (the “Common Stock”), representing 61.49% of the total Common Stock outstanding on the record date of May 15, 2019, and deem it appropriate to vote all of their shares of Common Stock in favor of the Company issuing convertible securities that upon conversion could represent twenty percent (20%) or more of the presently issued and outstanding number of shares of Common Stock of the Company along with any other requirement to issue securities that could result in an issuance of equal to twenty percent (20%) or more of the presently issued and outstanding number of shares of Common Stock of the Company, and that such shareholder action shall occur pursuant to a written consent without a meeting in accordance with Fla. Stat. § 607.0704(1) (2018).

NOW THEREFORE, pursuant to Section 607.0704(1) of the Florida Business Corporation Act, Shareholders hereby exercises their rights as shareholders of the Company and consent to take this action without a meeting, waive notice of a meeting to take the corporate action set forth herein and vote all of their shares of Common Stock to authorize the Company to take the following corporate action:

1.      The Company is authorized pursuant to NASDAQ Rule 5635 requiring Shareholder Approval to issue securities that upon conversion could represent twenty percent (20%) or more of the presently issued and outstanding shares of Common Stock of the Company along with any other requirement to issue securities that could result in an issuance of twenty percent (20%) or more of the issued and outstanding shares of Company Common Stock. Until such time as twenty (20) days have elapsed from the dissemination of the Definitive Schedule 14C to Company Shareholders, any issuance of securities by the Company shall be restricted to converting, in an aggregate, less than twenty percent (20%) of the number of shares of Common Stock presently outstanding.

This Consent to Action by Shareholder without a meeting is hereby executed and delivered to the Company at its address at 9002 Technology Lane, Fishers, Indiana 46038, and is dated and effective June 5, 2019.

/s/ Mark C. Jensen	/s/ Thomas M. Sauve
Mark C. Jensen	Thomas M. Sauve
Shareholder	Shareholder

/s/ Kirk. P. Taylor	/s/ Gregory Q. Jensen
Kirk P. Taylor	Gregory Q. Jensen
Shareholder	Shareholder

/s/ Adam B. Jensen
Adam B. Jensen
Shareholder

Company Receipt Acknowledged:

/s/ Thomas M. Sauve
Date: June 5, 2019
President & Director